Prospectus Supplement	Rule 424(b)(3)
(To Prospectus dated September 30, 2004)	(Registration No. 333-119003)

WESTECH CAPITAL CORP.

678,193 SHARES

COMMON STOCK

     This prospectus supplement supplements the prospectus dated September 30, 2004, relating solely to the offer and sale by the selling stockholders identified in the prospectus of up to 678,193 shares of our common stock.

This prospectus supplement includes:

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004.

     The purchase of our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 of the prospectus for a discussion of factors that you should carefully consider before purchasing the shares offered by the prospectus and this prospectus supplement.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disproved of these securities or determined if the prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 15, 2004.